                                                                    EXHIBIT 99.1


       COLE NATIONAL CORPORATION BOARD AUTHORIZES DISCUSSIONS WITH MOULIN
                         INTERNATIONAL HOLDINGS LIMITED

          CLEVELAND, OHIO, APRIL 20, 2004 - Cole National Corporation
(NYSE: CNJ) announced today that its Board of Directors has determined to provide access to non-public information, subject to an appropriate confidentiality agreement, and enter into discussions or negotiations with Moulin International Holdings Limited and its representatives and financing sources in accordance with the terms of the existing merger agreement between Cole National and Luxottica Group S.p.A. As announced yesterday, Moulin has submitted an unsolicited, non-binding offer to acquire Cole National in a merger at a price of $25.00 per share in cash.

          Cole National stated that its Board of Directors has not withdrawn, modified or changed its recommendation of the Luxottica merger, and the merger agreement with Luxottica remains in effect.

ABOUT COLE NATIONAL
--------------------------------------------------------------------------------

         Cole National Corporation's vision business, together with Pearle franchisees, has 2,197 locations in the U.S., Canada, Puerto Rico and the Virgin Islands and includes Cole Managed Vision, one of the largest managed vision care benefit providers with multiple provider panels and nearly 20,000 practitioners. Cole's personalized gift business, Things Remembered, serves customers through 728 locations nationwide, catalogs, and the Internet at www.thingsremembered.com. Cole also has a 21% interest in Pearle Europe, which has 1,487 optical stores in Austria, Belgium, Denmark, Estonia, Finland, Germany, Italy, Kuwait, Norway, the Netherlands, Poland, Portugal and Sweden.

         Cole National filed a definitive proxy statement containing information about the proposed Luxottica merger with the United States Securities and Exchange Commission (the "SEC") on March 15, 2004, which stockholders are urged to read because it contains important information. Stockholders may obtain, free of charge, a copy of the definitive proxy statement and other documents filed by Cole National with the SEC at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by Cole National will be available free of charge from the Company.

         Cole National and its directors and executive officers and certain other of its employees may be soliciting proxies from stockholders of Cole National in favor of the proposed Luxottica transaction. Information concerning the participants in the proxy solicitation is set forth in the definitive proxy statement as filed with the SEC.


SAFE HARBOR STATEMENT
--------------------------------------------------------------------------------

         Certain statements in this press release may constitute "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and other factors that could cause actual results to differ materially from those which are anticipated. Such risks and uncertainties include, but are not limited to, risks that the Luxottica merger will not be completed, risks that stockholder approval may not be obtained for the Luxottica merger, legislative or regulatory developments that could have the effect of delaying or preventing the Luxottica merger, uncertainties as to whether any transaction will be entered into with Moulin or, if entered into, will be consummated, fluctuations in exchange rates, economic and weather factors affecting consumer spending, the ability to successfully introduce and market new products, the ability to effectively integrate recently acquired businesses, the ability to successfully launch initiatives to increase sales and reduce costs, the availability of correction alternatives to prescription eyeglasses, as well as other political, economic and technological factors and other risks referred to in Cole National's filings with the

Securities and Exchange Commission. These forward-looking statements are made as of the date hereof, and Cole National does not assume any obligation to update them.

                                     # # # #